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                                                                     EXHIBIT 3.5

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                               __________________




     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "WERNER LADDER INC.", FILED IN THIS OFFICE ON THE TWENTY-NINTH DAY OF MARCH, A.D. 2000, AT 9 O'CLOCK A.M.


     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.







[SEAL OF THE SECRETARY'S OFFICE]             /s/ Edward J. Freel
                                             ----------------------------------
                                             Edward J. Freel, Secretary of State

                                             AUTHENTICATION:   0349105

                                                       DATE:   03-30-00
3203082 8100


001159557


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                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 03/29/2000
                                                         001159557 -- 3203082








                          CERTIFICATE OF INCORPORATION

                                       OF

                               WERNER LADDER INC.

                               __________________


     FIRST: The name of the corporation shall be Werner Ladder Inc.

     SECOND: Its registered office in the State of Delaware is to be located at 1105 North Market Street, Suite 1300, in the city of Wilmington, County of New Castle and its registered agent at such address is Delaware Corporate Management, Inc.

     THIRD: The purpose or purposes of the corporation shall be:

               To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: The total number of shares of stock which this corporation is authorized to issue is:

               Three thousand (3,000) shares of common stock at a par value of ($.O1) per share

     FIFTH: The name and address of the incorporator is as follows:

                               Wendy A. Meikle
                               93 Werner Road
                               Greenville, PA 16125

     SIXTH: The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

     SEVENTH: No director shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding (the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article SEVENTH shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.


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     IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed this certificate of incorporation this 29th day of March, 2000.



                                                   /s/ Wendy A. Meikle
                                                  -----------------------------
                                                    Wendy A. Meikle
                                                    Incorporator